SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 5, 2005 (September 29, 2005)

T-3 ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19580	76-0697390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7135 Ardmore

Houston, Texas 77054

(Address of principal executive offices) (zip code)

(713) 996-4110

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 29, 2005, T-3 Energy Services, Inc. (the “Company”), along with its wholly-owned subsidiary, A&B Bolt & Supply, Inc. (“A&B”), entered into an Asset Purchase Agreement with A&B Valve and Piping Systems, L.P. (“A&B Valve”) under which the Company expects to sell substantially all the assets of its distribution business operated by A&B. A&B distributes products and supplies to the oil, gas and pipeline industries, including valves, pipe, fittings, fasteners and flanges. The transaction is expected to close in October 2005, subject to the satisfaction of various closing conditions that the Company believes are customary for transactions of this type.

The foregoing description of the terms of the asset sale does not purport to be a complete statement of the parties’ rights or a complete explanation of the material terms of the Asset Purchase Agreement. Such description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated into this report by this reference.

Prior to entering into the Asset Purchase Agreement, no material relationship existed between the Company and its subsidiaries and either A&B Valve and Piping Systems, L.P. or any of its affiliates, directors or officers.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Unaudited Pro Forma Consolidated Financial Information

Not applicable

(c)	Exhibits

2.1	Asset Purchase Agreement dated September 29, 2005, by and between A&B Valve and Piping Systems, L.P., T-3 Energy Services, Inc. and A&B Bolt & Supply, Inc.

99.1	Press release issued by T-3 Energy Services, Inc. on September 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-3 ENERGY SERVICES, INC.

Date: October 5, 2005	By:	/s/ Michael T. Mino
Michael T. Mino Chief Financial Officer and Vice President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated September 29, 2005, by and between A&B Valve and Piping Systems, L.P., T-3 Energy Services, Inc. and A&B Bolt & Supply, Inc.

99.1	Press release issued by T-3 Energy Services, Inc. on September 30, 2005